EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 9, 2008, relating to the financial statements of Peerless Capital Corporation for the period August 21, 2008 (inception) through August 31, 2008, which appears in such Registration Statement.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Bartolomei Pucciarelli, LLC

Lawrenceville, New Jersey

October 9, 2008